                                                                   Exhibit 10.54

                                                                  March 11, 1997
                                                                        --


Lexington Precision Corporation
767 Third Avenue
New York, New York 10017

                  Re:      Amendment to Financing Agreements
                           ---------------------------------

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Precision Corporation ("LPC") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.       Definitions:
                  ------------

                  (a) The definition of "Term Loans" contained in the letter agreement re: Amendment to Financing Agreements, dated January 31, 1995, between LPC and Congress (the "January 1995 Amendment"), as amended by the letter agreement re: Amendment to Financing Agreements, dated January 16, 1996, between LPC and Congress, is hereby amended to mean and include all term loans now outstanding or hereafter made by Congress to LPC, including, without limitation, the term loans made by Congress to LPC evidenced by the LPC New York Real Estate Notes, the LPC Fourth Restated Note (as defined below) and any and all New Equipment Term Notes hereafter executed by LPC, as any such notes may hereafter be amended, renewed, extended, restated or replaced.

                  (b) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2.       Maximum Credit.
                  ---------------

                  (a) Section 1.7 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

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                           "1.7.  "Maximum Credit" shall mean the amount of
                  $50,000,000."

                  (b) For purposes of Section 2.3 of the Accounts Agreement, all existing and future Term Loans, including, without limitation, the Loans evidenced by the LPC Fourth Restated Note, the LPC New York Real Estate Notes and any and all New Equipment Term Notes executed by LPC after the date hereof, shall be considered made pursuant to a supplement to the Accounts Agreement, and the "Term Loans" to LCI, including, without limitation, the "Loans" evidenced by the "LCI Fourth Restated Note" and any and all "New Equipment Term Notes" (as each such quoted term is defined in the LCI Financing Agreements) executed by LCI after the date hereof, shall be considered made pursuant to a supplement to the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, between LCI and Congress, as amended.

         3. ADDITIONAL TERM LOAN. Contemporaneously herewith, in order to evidence the balance of the outstanding Obligations owed by LPC pursuant to the Third Amended and Restated Promissory Note, dated August 21, 1996, made by LPC to the order of Congress, in the original principal amount of $5,236,304 and the New Equipment Term Note, dated July 1, 1996, made payable by LPC in favor of Congress, in the original principal amount of $900,000, and in order to evidence an additional one-time advance to LPC, which shall be made upon the effective date hereof in the principal amount of $5,778,496 (the "March 1997 Additional LPC Term Loan"), LPC is executing and delivering to Congress a Fourth Amended and Restated Promissory Note in the original principal amount of $11,324,000 (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LPC Fourth Restated Note"). The Obligations evidenced by the LPC Fourth Restated Note shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the LPC Fourth Restated Note, as provided in the other Financing Agreements, and shall be secured by all Collateral.

         4.       NEW EQUIPMENT TERM LOANS.
                  -------------------------

                  (a) Sections 2(a) and 2(b) of the letter agreement re:
Amendment to Financing Agreements, dated as of March 25, 1994, between Congress and LPC, as heretofore amended by the letter agreement re: Amendment to Financing Agreements, dated as of August 1, 1994 and the January 1995 Amendment (as so amended, the "New Equipment Term Loan Agreement") are hereby deleted in their entirety and replaced with the following:

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                           "(a) Subject to and upon the terms and conditions
                  contained herein and in the other Financing Agreements, including the sublimit set forth below in Section 2(b), Congress shall, in its discretion, make New Equipment Term Loans to LPC, from time to time, at LPC's request, of up to
                  (i) forty-five (45%) percent of the Cost of Eligible New Equipment, or (ii) if LPC shall elect to obtain an Appraisal Report (as defined below) or if the Eligible New Equipment which is the subject of the New Equipment Term Loan requested hereunder is equivalent in all respects (including, without limitation, model, make and manufacturer) to Equipment shown in an acceptable Appraisal Report prepared not more than twenty-four (24) months prior to the date the requested New Equipment Term Loan is to be made, ninety (90%) percent of the appraised orderly liquidation value of such Eligible New Equipment (or such equivalent Equipment) as shown in such Appraisal Report. As used herein, "Appraisal Report" shall mean an orderly liquidation value appraisal report prepared for Congress, at LPC's expense, by MB Valuation Services, Inc., Daley-Hodkin Appraisal Corporation or other appraiser reasonably satisfactory to Congress, and including the orderly liquidation value appraisal reports of MB Valuation Services Inc., dated January 15, 1997, with respect to LPC's Equipment.

                           (b) Except in Congress' discretion the aggregate
                  original principal amount of all New Equipment Term Loans made to LPC plus the aggregate original principal amount of all "New Equipment Term Loans" (as defined in the LCI Financing Agreements) made to LCI under the LCI Financing Agreements at any time after the date hereof, shall not exceed $3,500,000. Except in Congress' discretion, New Equipment Term Loans shall only be available (subject to the foregoing lending formula and sublimit set forth herein) in integral multiples of $100,000 and in amounts not less than $500,000 for each New Equipment Term Loan."

                  (b) Exhibit I to the New Equipment Term Loan Agreement, as heretofore amended, is hereby replaced with the form designated as Exhibit I annexed hereto. Each New Equipment Term Loan shall be payable, including interest and other amounts, as provided in the form of New Equipment Term Note annexed hereto as Exhibit I, and, to the extent not inconsistent with Exhibit I, as provided in the other Financing Agreements, and shall be secured by all Collateral.

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         5.       INTEREST.  Effective with respect to interest accruing
on or after the date hereof, the definitions of "Interest Rate" set forth in the January 1995 Amendment and the first page of each of the LPC New York Real Estate Notes are each hereby amended as follows:

                  (a) by deleting the reference to "one (1%) percent" and replacing it with "one quarter of one (1/4%) percent";

                  (b) by deleting the reference to "three and one-quarter (3 1/4%) percent" and replacing it with "two and three-quarters (2 3/4%) percent";

                  (c) by deleting the reference to "three (3%) percent" and replacing it with "two and one-quarter (2 1/4%) percent"; and

                  (d) by deleting the reference to "five and one-quarter (5 1/4%) percent" and replacing it with "four and three-quarters
(4 3/4%) percent".

         6.       INVENTORY SUBLIMIT.  Paragraph 3 of the letter agreement re:
Inventory Loans, dated March 23, 1990, is hereby further amended by deleting the reference to "$5,000,000" and replacing it with "$6,000,000".

         7. FINANCIAL COVENANTS. Sections IV(g)(i) and IV(g)(ii) of the Covenant Supplement to the Accounts Agreement, dated
January 11, 1990, as amended, are each hereby further amended by deleting them in their entirety and replacing them with the following:

                           "(i) Borrower shall, at all times, maintain on a
                  basis consolidated with Borrower's direct and indirect Subsidiaries, Working Capital not less than $2,500,000; and

                           (ii) Borrower shall, at all times, maintain on a
                  basis consolidated with Borrower's direct and indirect Subsidiaries, a Net Worth not less than negative $8,500,000 (-$8,500,000)."

         8. TERM. The first sentence of Section 9.1 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                           "This Agreement shall become effective upon
                  acceptance by you and shall continue in full force and effect for a term ending April 1, 2000 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof."

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



         9.       FEES.
                  -----

                  (a) LPC shall pay to Congress a facility amendment and extension fee in an amount equal to $50,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof.

                  (b) Section 3.5 of the Account Agreement is hereby deleted in its entirety and replaced with the following:

                          "3.5 If the average outstanding daily principal
                  balance of all Loans made and Credits provided by you to us under this Agreement or any supplement hereto for any calendar month, plus the average outstanding daily principal balance of all "Loans" made or "Credits" provided by you to LCI under (and as such quoted terms are defined in) the LCI Financing Agreements for such calendar month, shall be less than $25,000,000 (the "Unused Line Base Amount"), we and LCI shall be jointly and severally obligated to pay to you, on or before the tenth (10th) day of the next succeeding calendar month, an unused line fee calculated at the rate of one-half of one (1/2 of 1%) percent per annum upon the amount by which the Unused Line Base Amount exceeds the average outstanding daily principal balance of all such Loans and Credits to us and LCI in respect of such month. If, after March 1, 1997, we shall issue debt or equity securities in a public offering, the proceeds of which are used contemporaneously therewith to reduce the aggregate amount of the then-outstanding Obligations of us and LCI to you to an amount equal to or less than $10,000,000, then, provided the Financing Agreements and LCI Financing Agreements have not been terminated, the Unused Line Base Amount shall be reduced to $10,000,000, effective upon the closing of such public offering and contemporaneous reduction of the aggregate amount of the then-outstanding Obligations of us and LCI to you to the amount of $10,000,000 or less."

                  (c) Section 9.2 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "9.2 If for any reason the Financing Agreements are
                  terminated prior to April 1, 2000, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree to pay to you upon the effective date of such termination, jointly and severally with LCI, an early termination fee in an amount equal to: (a) two (2%) percent of the Maximum

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                  Credit if such termination occurs on or prior to March 31,
                  1998, (b) one (1%) percent of the Maximum Credit if such termination occurs after March 31, 1998, but on or prior to March 31, 1999, or (c) one-half of one (1/2 of 1%) of the Maximum Credit if such termination occurs after March 31, 1999, but on or prior to September 30, 1999. No early termination fee shall be payable if termination occurs effective after September 30, 1999. The early termination fee payable as provided for herein shall be presumed to be the amount of damages sustained by you as a result of said early termination and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for herein shall be deemed included in the Obligations."

         10. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LPC to Congress pursuant to the Financing Agreements, LPC hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

                  (b) This Amendment has been duly executed and delivered by LPC and is in full force and effect as of the date hereof, and the agreements and obligations of LPC contained herein constitute the legal, valid and binding obligations of LPC enforceable against LPC in accordance with their terms.

         11.      Use of Proceeds.
                  ----------------

                  The proceeds of the March 1997 Additional LPC Term Loan to be made by Congress pursuant to Paragraph 3 hereof and of the March 1997 Additional LCI Term Loan (as defined in the March 1997 LCI Amendment, as defined below), shall be used (i) to repay the outstanding balance owed by LPC to The CIT Group/Equipment Financing, Inc. ("CIT") evidenced by the promissory note dated January 16, 1996 in the original principal amount of $4,554,900 and the promissory note dated February 29, 1996 in the original principal amount of $822,364.71, which outstanding balances are $3,511,068.76 and $633,906.11, respectively, and (ii) to fully repay all outstanding indebtedness and obligations owed by LPC to The Chase Manhattan Bank ("Chase") and the Monroe County Industrial Development Agency (collectively, with Chase, the "Rochester IRB Parties") in respect of the County of Monroe Industrial Development Agency, 1985 Industrial Development Revenue Bonds (Blasius Industries, Inc. Facility) (the "Rochester

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



IRB"), in the amount of approximately $383,000 (the "Rochester IRB Balance"). The balance thereof remaining after the use and application of such proceeds as described in clauses (i) and (ii) shall be credited to LPC's Revolving Loan account maintained by Congress under the Financing Agreements.

         12. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

                  (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment together with the following, each of which shall be in form and substance satisfactory to
Congress:

                           (i)           the LPC Fourth Restated Note;

                           (ii) certified resolutions of the Board of Directors of LPC duly authorizing the execution and delivery of this Amendment and the instruments and transactions hereunder; and

                           (iii) an Amendment between LCI and Congress with respect to the LCI Financing Agreements and the documents and instruments required thereunder and the satisfaction of all conditions precedent to the effectiveness thereof (the "March 1997 LCI Amendment").

                  (b) Arrangements satisfactory to Congress shall be made by LPC and LCI such that the proceeds of the March 1997 Additional LPC Term Loan shall be used as required herein and such that the proceeds of the March 1997 Additional LCI Term Loan (as defined in the March 1997 LCI Amendment) shall be used as required therein, and that, contemporaneously therewith:

                           (i) CIT shall release all of its liens and security interests in the assets and properties of LPC which constitute "CIT Collateral" pursuant to the
                                         Subordination Agreement between CIT and
                                         Congress, as amended;

                           (ii) CIT and Congress shall enter into an agreement, in form and substance satisfactory to Congress, terminating or amending the Subordination Agreement dated as of January 17, 1996 between CIT and Congress, as amended, to provide for,

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                                         among other things, the release
                                         referred to in clause (i) of this
                                         paragraph 12(b); and

                           (iii) LPC shall have delivered to Congress a payoff letter from Chase, setting forth the amount of the Rochester IRB Balance as of the date hereof, and shall have authorized Congress to disburse a portion of the March 1997 Additional LPC Term Loan directly to Chase in payment thereof.

                  (c) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing
Agreements shall be true and correct in all material respects;
and

                  (d) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         13. ROCHESTER IRB. LPC shall, within forty-five (45) days after the date hereof, arrange for the execution, delivery and recordation of instruments conveying title to assets of LPC subject to the Rochester IRB and the termination and release of record of all liens and security interests held by the Rochester IRB Parties upon such assets.

         14. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         15. FURTHER ASSURANCES. LPC shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         16. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

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



         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                            Very truly yours,

                                            CONGRESS FINANCIAL CORPORATION

                                            By:     Frank A. Chiovari
                                              ----------------------------
                                            Title:  President
                                                 -------------------------

AGREED AND ACCEPTED:

LEXINGTON PRECISION CORPORATION

By:     Warren Delano
  -----------------------------
Title:  President
    ---------------------------

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                                     CONSENT
                                     -------

         The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON PRECISION CORPORATION ("LPC") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.

                                                LEXINGTON COMPONENTS, INC.

                                                By:    Warren Delano
                                                  -------------------------
                                                Title: President
                                                     ----------------------

                                    EXHIBIT I

                            NEW EQUIPMENT TERM NOTE*

$                                                                 , 19
----------------------                               -------------    -----


         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ____________________________ DOLLARS ($_________) in lawful money of the United States of America and in immediately available funds, in eighty-four (84) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing __________, 19__, of which the first eighty-three (83) installments shall each be in the amount of ___________________ DOLLARS ($________), and the last (i.e. eighty-fourth (84th)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing on the first day of the month next following the date hereof, and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements shall be payable upon demand.

         For purposes hereof, (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-quarter of one (1/4%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate; PROVIDED, THAT, at Payee's option, the Interest Rate shall mean a

--------
                  *        For preparation of Note:

                  The blanks are to be completed such that the principal amount of the New Equipment Term Loan is amortized in eighty-four
                  (84) equal, consecutive monthly installments of principal commencing on the first day of the month following the date of advance and ending with a final (i.e. 84th) installment of the remaining unpaid balance.

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rate of two and one-quarter (2 1/4%) percent per annum in excess of the Prime
Rate as to Prime Rate Loans and a rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The Interest Rate payable hereunder as to Prime Rate Loans shall increase or decrease by an amount equal to each increase or decrease, respectively, in such Prime Rate, effective on the first day of the month after any change in such Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated as of March __, 1997 between Debtor and Payee (the "Amendment") to evidence a "New Equipment Term Loan" (as defined in the New Equipment Term Loan Agreement as referred to in and as modified by the Amendment) made by Payee to Debtor. This Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder, and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence of any Event of Default and during the continuance thereof, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or any judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested therein.

         The execution and delivery of this Note has been authorized by the Board of Directors of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.

                                              LEXINGTON PRECISION CORPORATION

ATTEST:
                                              By:
                                                ----------------------------
---------------------
      Secretary                               Title:
                                                  --------------------------

[Corporate Seal]